Exhibit 99.1

ANTARES PHARMA ANNOUNCES ADDITIONAL UPDATE TO

QUICKSHOT® TESTOSTERONE PROGRAM

EWING, NJ, June 1, 2015 — Antares Pharma, Inc. (NASDAQ: ATRS) today announced that it has received a written update from the U.S. Food and Drug Administration (FDA) related to its clinical development program for QuickShot® Testosterone (QS T) that the Company believes is consistent with its previously disclosed interpretation of the advice letter received from FDA in January 2015. As previously disclosed, the Company received an advice letter from FDA in January 2015 regarding various clinical, CMC (Chemistry, Manufacturing and Controls) and user study submissions made by the Company through November 2014, and the Company responded to that advice letter in March 2015. The Company believes that with the update just received from FDA, there is an agreed upon path forward for the completion of an additional study to support the filing of a New Drug Application for QS T. Based on the number of subjects in previous studies and in the current ongoing phase 3 study, the Company will need approximately 70 additional subjects exposed to QS T for six months, resulting in approximately 350 subjects exposed to QS T, with 200 subjects exposed for six months and 100 subjects exposed for a year. The Company is now finalizing the protocol for the study and expects to initiate the trial in the third quarter of 2015.

“We remain committed to working closely with the FDA on all aspects of the QS T clinical development program,” said Eamonn P. Hobbs, President and Chief Executive Officer of Antares Pharma. “The positive top-line pharmacokinetic data released on February 25, 2015 suggest that normal testosterone levels can be rapidly restored and reliably maintained through once weekly dosing. In addition, approximately 99% of patients completing the pharmacokinetic portion of the study achieved testosterone levels within the pre-defined range with no excursions above the upper limit. Our goal continues to be development of an optimized parenteral treatment that will provide steady-state testosterone levels in adult males suffering from hypogonadism.”

About Antares Pharma

Antares Pharma focuses on self-administered parenteral pharmaceutical products. The Company’s product, OTREXUP™ (methotrexate) injection for subcutaneous use, is approved in the U.S. for the treatment of adults with severe active rheumatoid arthritis, children with active polyarticular juvenile idiopathic arthritis and adults with severe recalcitrant psoriasis. Antares Pharma is also developing QuickShot® Testosterone for testosterone replacement therapy, and VIBEX® Sumatriptan for the acute treatment of migraines. The Company’s technology platforms include VIBEX® disposable auto injectors, disposable multi-use pen injectors and reusable needle-free injectors. Antares Pharma has a multi-product deal with Teva Pharmaceutical Industries, Ltd. that includes VIBEX® epinephrine, exenatide multi-dose pen, and another undisclosed multi-dose pen. Our reusable needle-free injector for use with human growth hormone (hGH) is sold worldwide by Ferring B.V.

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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements made with respect to the Company’s interpretation of written comments from the U.S. Food and Drug Administration (FDA) regarding its clinical development of QuickShot® Testosterone (QS T); the timing, cost and design, including number of patients, of the study to provide additional data for QS T; interpretation of topline data released from the ongoing phase 3 clinical study of QS T; the Company’s goal to develop an optimized parenteral treatment that will provide steady-state testosterone levels in adult males suffering from hypogonadism; the submission by the Company of a New Drug Application for QS T and the approval thereof; and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “would”, “expect”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “future”, “continue”, or “appear” or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and in the Company’s other periodic reports and filings with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

Investor Contacts:

Jack Howarth

Vice President, Corporate Affairs

(609) 359-3016

jhowarth@antarespharma.com

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